SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No.    )

Check the appropriate box:

☐ Preliminary Information Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

RECOVERY ENERGY, INC.
(Name of Registrant as Specified in Its Charter)

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☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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RECOVERY ENERGY, INC.
1515 Wynkoop Street, Suite 200
Denver, Colorado 80202

DEFINITIVE INFORMATION STATEMENT
June 14, 2010

To our stockholders:

This information statement provides information to you regarding recent action taken by stockholders holding more than a majority of our outstanding common to authorize an amendment to Recovery Energy, Inc.'s Articles of Incorporation opting out of the "anti-takeover" provisions of Nevada corporate law that impose restrictions on business combinations with interested stockholders and acquisitions of a controlling interest in a corporation.

Your vote is not required to approve any of these actions, and the enclosed information statement is not a request for your vote or a proxy. This information statement is furnished only to inform stockholders of the action taken by written consent described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities and Exchange Act of 1934, as amended. This information statement is first being mailed on or about June 14, 2010 to holders of record on May 21, 2010 and we anticipate the effective date of the actions to be July 9, 2010, or as soon thereafter as practicable in accordance with applicable law, including the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Please read the accompanying information statement carefully.

Very truly yours,

RECOVERY ENERGY, INC.

By:  /s/ Roger A. Parker
Roger A. Parker
Chief Executive Officer

THE AMENDMENT

On May 21, 2010, stockholders holding more than a majority of our outstanding common stock and our board of directors executed written consents in lieu of meeting pursuant to Nevada Revised Statutes Sections 78.315 and 78.320 in which the stockholders and the board of directors authorized amending our Articles of Incorporation by adding a new Section 8 as follows:

8.   Acquisition of Controlling Interest and Combination with Interested Stockholders Statutes:  In accordance with the provisions of Section 78.378 of the Nevada Revised Statutes (“NRS”), the provisions of NRS Sections 78.378 to 78.3793, inclusive, as the same may be amended from time to time (or any successor statutes thereto), relating to acquisitions of controlling interests in the corporation, do not apply to any and all acquisitions of shares of the corporation’s common stock.  At such time, if any, as the Corporation becomes a “resident domestic corporation”, as that term is defined in NRS 78.427, the Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.411 to 78.444, inclusive, as the same may be amended from time to time (or any successor statutes thereto).

REASONS FOR THE AMENDMENT

We are currently in the development stage and generating additional cash through sales of our equity securities is part of our business plan.  The investors in our recent $23.85 million private placement required that we make this amendment to the Articles of Incorporation.  Recovery believes that Nevada's "anti-takeover" statutes could have the effect of discouraging investment in our common stock and could potentially make our stock less attractive in the secondary market.  Therefore, we believe that opting out of these provisions as permitted by Nevada law is in the best interests of Recovery and its stockholders.

Nevada’s “Acquisition of Controlling Interest” statutes (NRS Sections 78.378–78.3793) apply only to Nevada Corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. We do not believe we have 100 stockholders of record who are residents of Nevada, although there can be no assurance that in the future the “Acquisition of Controlling Interest” statutes would apply to us. The “Acquisition of Controlling Interest” statutes provide that persons who acquire a “controlling interest”, as defined in NRS Section 78.3785, in a company may only be given full voting rights in their shares if such rights are conferred by the disinterested stockholders of the company at an annual or special meeting. Any disinterested stockholder that does not vote in favor of granting such voting rights is entitled to demand that the company pay fair value for their shares, if the acquiring person has acquired at least a majority of all of the voting power of the company. As such, persons acquiring a controlling interest may not be able to vote their shares.

Nevada’s “Combinations With Interested Stockholders” statutes (NRS Sections 78.411 through 78.444), which provide that specified persons who, together with affiliates and associates, own, or within three years did own, 10% or more of the outstanding voting stock of a Nevada corporation with at least 200 stockholders cannot engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder, unless the combination or the transaction by which the person first became an interested stockholder is approved by the corporation’s Board of Directors before the person first became an interested stockholder.  We do not believe we have 200 stockholders, although there can be no assurance that in the future the "Combinations With Interested Stockholders" statutes would apply to us.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

The following questions and answers address briefly some questions you may have regarding this information statement.  These questions and answers may not address all questions that may be important to you as a stockholder.  Please refer to the more detailed information contained elsewhere in this information statement.

Q:	Why did you send me this information statement?

A:
We sent you this information statement to inform you about recent actions taken by the holders of a majority of the voting power of Recovery Energy's outstanding common stock by executing a written consent in lieu of a meeting.  You are not required to take any action with respect to any of the information set forth in this information statement.  The board of directors has fixed the close of business on May 21, 2010, as the notice date for the determination of stockholders entitled to receive this information statement.

Q:	Will the actions taken by written consent also be submitted to all of Recovery’s stockholders for approval?

A:
No.  Under Nevada Revised Statutes Section 78.320 and our Bylaws, stockholder action taken by written consent in lieu of a meeting is effective as if taken at a meeting of stockholders.  No further stockholder approval is necessary and there will be no meeting specifically called for the purpose of approving again the actions taken by written consent described herein.  Under Rule 14(c) of the Securities and Exchange Act, the actions approved by the majority stockholder on May 21, 2010 will become effective at least 20 calendar days after the date this information is sent or given to our stockholders, which we anticipate to be on June 14, 2010.

Q:	Will there be a meeting of Recovery’s stockholders during 2010?

A:        We intend to hold our annual meeting of stockholders in the summer of 2010.

Q:	How many shares of common stock were eligible to consent to the actions described in this information statement and who was eligible to take action by written consent in lieu of meeting?

A:
As of May 21, 2010, the date of the written consent of the majority stockholders, there were 29,246,662 shares of common stock outstanding and eligible to vote with respect to actions to be taken by our stockholders.

Q:	What vote was required to authorize and approve the actions taken by written consent in lieu of meeting?

A:
Under Nevada law and pursuant to our Bylaws, any action required or permitted to be taken at a meeting of the Company’s stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power entitled to consent thereto.  Stockholders holding an aggregate of 75.4% of the voting power executed the written consent.

Q:	When did the board of directors approve the actions subject to this information statement?

A:	Our board of directors approved the actions described in this information statement in a written consent in lieu of a special meeting on May 21, 2010.

Q:	Do Recovery’s stockholders have any dissenters’ rights or rights of appraisal with respect to the actions described in this information statement?

A:
No.  Under Nevada law, our stockholders do not have dissenters’ or appraisal rights in connection with the stockholder actions taken by written consent in lieu of a meeting described in this information statement.

Q:	At what point may Recovery take the actions approved by the stockholders in the written consent in lieu of meeting?

A:
We may effect the amendment to the Articles of Incorporation on a date at least 20 calendar days after the date this information statement is sent or given to our stockholders, which we anticipate to be June 14, 2010.

Q:	Where can I find out more information about Recovery?

A:
We are subject to the informational requirements of the Exchange Act, which requires that we file reports, proxy statements and other information with the SEC.  The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC.  The SEC’s website address is http://www.sec.gov. In addition, our Exchange Act filings may be inspected and copied at the SEC’s Public Reference Room located at 100 F. Street, N.E., Washington, D.C. 20549.  Copies of our 2009  annual report on Form 10-K for the year ended December 31, 2009 may be obtained without charge upon request made to Recovery Energy, 1515 Wynkoop Street, Suite 200, Denver, Colorado 80202, Attention:  Chief Financial Officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock as of May 21, 2010 by each of our executive officers and directors and each person known to be the beneficial owner of 5% or more of the outstanding common stock.  Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Recovery Energy, 1515 Wynkoop Street, Suite 200, Denver, Colorado 80202.

Name and Address of Beneficial Owner	Beneficially Owned	Percent of Class Beneficially Owned(4)
Directors and Executive Officers

Roger A. Parker, Chief Executive Officer and Chairman of Board of Directors	5,500,000	18.8%

Jeffrey A. Beunier, President, Chief Financial Officer and Director	2,100,000	7.2%

James Miller, Director	0(1)	0.0%

Officers and directors as a group (three persons)	7,600,000	26.0%

Edward Mike Davis, L.L.C.	6,500,000	22.2%

Hexagon Investments, LLC (2)	6,500,000 (2)	22.2%
Scott J. Reiman (2)	6,500,000 (2)	22.2%
Reiman Foundation (2)	6,500,000 (2)	22.2%

Capital Asset Lending, Inc. (3)	2,958,334(3)	10.1%
Westmoore Lending Opportunities, Inc. (3)	2,958,334(3)	10.1%
Westmoore Management, LLC (3)	2,958,334(3)	10.1%
Westmoore Lending, LLC (3)	2,958,334(3)	10.1%
Matt Jennings (3)	2,958,334(3)	10.1%

(1)	Pursuant to a director appointment agreement Recovery is obligated to issue Mr. Miller 200,000 shares of our common stock on January 1, 2011.
(2)
Includes 5,000,000 shares owned by Hexagon Investments, LLC, 516,032 shares owned by Scott J. Reiman and 983,968 shares owned by Reiman Foundation, which is controlled by Mr. Reiman. Mr. Reiman is President of Hexagon Investments. Hexagon Investments also holds warrants to acquire 2,000,000 shares of our common stock for $2.50 per share exercisable at any time through April 14, 2015 and 1,000,000 shares of our common stock for $1.50 per share exercisable at any time through May 28, 2015.

(3)
Includes 630,689 shares owned by Capital Asset Lending, Inc., 430,500 shares owned by Westmoore Lending Opportunities, Inc., 1,127,700 shares owned by Westmoore Lending, LLC, 725,000 shares owned by Westmoore Management, LLC and 44,445 shares owned by Matt Jennings.  Mr. Jennings controls Capital Asset Lending, Westmore Lending Opportunities and Westmore Lending.

(4)	Percentages assume the shares described in note (1) are issued and outstanding.

HOUSEHOLDING

We will be “householding” this information statement.  This means that only one copy of this information statement will be sent to you and the other stockholders who share your address unless we have received contrary instructions from one or more of those stockholders.  Householding is designed to reduce the volume of duplicate information that stockholders receive and reduce our printing and mailing expenses.

If your household has received only one copy of this notice, and you would prefer to receive separate copies of this document, either now or in the future, please call us at Recovery Energy, 1515 Wynkoop Street, Suite 200, Denver, Colorado 80202, Attention:  Chief Financial Officer.  We will deliver separate copies promptly.  If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please contact us in the same manner.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least 20 days after the date on which the definitive information statement has been mailed to our stockholders. We anticipate that the actions contemplated hereby will be effected on or about the close of business on July 9, 2010.

MISCELLANEOUS MATTERS

The entire cost of furnishing this information statement will be borne by Recovery Energy. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.